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                                                                 EXHIBIT 5.1

                          [SIDLEY & AUSTIN LETTERHEAD]


                              January  14, 1997


CLARCOR Inc.
2323 Sixth Street
P.O. Box 7007
Rockford, Illinois 61125

                   Re: Registration of 1,209,302 Shares of Common Stock and Associated Preferred Stock Purchase Rights

Ladies and Gentlemen:

          We have acted as counsel to CLARCOR Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-4 (the "Registration Statement") relating to the registration of 1,209,302 shares of common stock, $1 par value, of the Company ("Company Common Stock"), together with 1,209,302 Series B Junior Participating Preferred Stock Purchase Rights (the "Rights") associated therewith, to be issued pursuant to the terms of the Agreement and Plan of Merger dated as of September 23, 1996 (the "Merger Agreement") among the Company, CUAC Inc., an Ohio corporation and a wholly-owned subsidiary of the Company ("Sub"), and United Air Specialists, Inc., an Ohio corporation ("UAS"), which provides for the merger (the "Merger") of Sub with and into UAS, with UAS surviving as a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement: (a) each share of common stock, without par value, of UAS ("UAS Common Stock") outstanding immediately prior to the effective time of the Merger will be converted into a fractional share of Company Common Stock (the shares of Company Common Stock to be issued in the Merger being hereinafter referred to as the "Merger Shares"); and (b) each option to purchase UAS Common Stock granted under a UAS Stock Plan (as defined in the Merger Agreement) which is outstanding immediately prior to the
Effective Time will become an   option (a "Substitute Option") to purchase
shares of Company Common Stock (the "Stock Option Shares"). The Merger Shares and the Stock Option Shares are hereinafter sometimes referred to collectively as the "New Shares." The terms of the Rights are set forth in the Stockholder Rights Agreement dated as of March 28, 1996 (the "Rights Agreement"), between the Company and The First Chicago Trust Company of New York, as Rights Agent.

          For the purpose of rendering the opinions expressed below, we have reviewed the Merger Agreement, the Registration Statement and the Exhibits to the latter. We have also examined the originals, or copies of originals certified or otherwise identified to our

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CLARCOR Inc.
January 14, 1997
Page 2


satisfaction, of the corporate records of the Company and of such other agreements, documents, instruments and certificates of public officials, officers and representatives of the Company and other persons, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have deemed relevant and necessary as a basis for the opinions expressed below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

          Based on the foregoing, it is our opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. Each Merger Share will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; and (ii) the Merger shall have become effective under the General Corporation Law of the State of Ohio.

          3. Each Stock Option Share will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Merger shall have become effective under the General Corporation Law of the State of Ohio, and
(iii) a certificate representing such Stock Option Share shall have been duly executed, countersigned and registered and duly delivered upon receipt of the agreed consideration therefor (not less than the par value thereof) determined in accordance with the terms of the written agreement applicable to the related Substitute Option.

          4. Each Right associated with a New Share will be legally issued when:
(i) such Right shall have been duly issued in accordance with the terms of the Rights Agreement; and (ii) the associated Merger Share or Stock Option Share shall have been duly issued as set forth in paragraph 2 or 3, respectively.

          The foregoing opinions are limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or sale of the New Shares or the associated Rights.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made part of the Registration Statement.

                                     Very truly yours,


                                      SIDLEY & AUSTIN